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EX-23.B

CONSENT OF DELOITTE & TOUCHE, L.L.P. - CFB

                              ACCOUNTANT'S CONSENT



Board of Directors
CFB Bancorp, Inc.


WE consent to the use in and incorporation by reference in this Registration Statement of Compass Bancshares, inc. on Form S-4 of our report dated March 14, 1996, incorporated by reference in the Annual Report on Form 10-K of CFB Bancorp., Inc. for the year ended December 31,1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                         DELOITTE & TOUCHE LLP



Jacksonville, Florida
July 5, 1996